Exhibit 10.13

AMENDMENT TO EMPLOYMENT AGREEMENT
THOMAS K. MCCARTHY

THIS AMENDMENT (this “Amendment”) TO THE EMPLOYMENT AGREEMENT dated August 16, 2021, as amended on December 30, 2021 (the “Agreement”) is entered into by and between Altisource Asset Management Corporation (“AAMC”, the “Company,” or the “Employer”), and Thomas K. McCarthy (the “Executive”) as of March 30, 2022.
WHEREAS, the Employer desires to continue to employ the Executive as the Interim Chief Executive Officer of the Company;
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth in the Agreement, Employer and the Executive hereby agree to amend the Agreement as follows:
1.Employment Term.
(a)Term. The term of this Agreement began on the first day of the Executive’s employment with the Employer, April 18, 2021 (the “Effective Date”), and will continue until the earliest to occur of: (i) the date on which a permanent Chief Executive Officer commences employment with the Company, (ii) May 31, 2022, and (iii) a Termination of Employment (as defined below) (the “Term”). The period commencing on the Effective Date and ending on the date on which the Executive’s employment terminates (the “Termination Date”) is referred to herein as the “Term.”
2.Entire Agreement. Other than the change set forth in Section 1, this Amendment shall not alter any other terms of the Agreement.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
ALTISOURCE ASSET MANAGEMENT CORPORATION

By: /s/ Kevin F. Sullivan______________
Name: Kevin F. Sullivan
Date: March 30, 2022

EXECUTIVE

By: /s/ Thomas K. McCarthy__________
Name: Thomas K. McCarthy
Date: March 30, 2022

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